                                                                    Exhibit 10.4

                               AMIS HOLDINGS, INC.
                 AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

     Pursuant to your Restricted Stock Unit Award Notice (the "AWARD NOTICE") and this Restricted Stock Unit Award Agreement (this "AGREEMENT"), AMIS Holdings, Inc. (the "COMPANY") has granted you a Restricted Stock Unit Award (the "AWARD") under its Amended and Restated 2000 Equity Incentive Plan (the "PLAN") for the number of Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of the Award are as follows:

1.   VESTING

     The Award will vest and become payable according to the vesting schedule set forth in the Award Notice (the "VESTING SCHEDULE"). One share of the Company's Common Stock will be issuable for each Restricted Stock Unit that vests and becomes payable. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as "VESTED UNITS." Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as "UNVESTED UNITS." The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) and become payable in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the "UNITS"). As soon as practicable after Unvested Units become Vested Units, the Company will settle the Vested Units by issuing to you one share of the Company's Common Stock for each Vested Unit.

2.   TERMINATION OF AWARD UPON TERMINATION OF CONTINUOUS SERVICE

     Unless the Plan Administrator determines otherwise prior to your termination of Continuous Service, upon your termination of Continuous Service any portion of the Award that has not vested as provided in Section 1 will immediately terminate and all Unvested Units shall immediately be forfeited without payment of any further consideration to you.

3.   SECURITIES LAW COMPLIANCE

     3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

     3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company's Common Stock that you receive pursuant to settlement of this

Award (the "SHARES") unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the SEC and has not represented to you that it will so maintain registration of the Shares.

     3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the "ACTS") and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

     3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

4.   TRANSFER RESTRICTIONS

     Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5.   NO RIGHTS AS STOCKHOLDER

     You shall not have voting or other rights as a stockholder of the Common Stock with respect to the Units.

6.   INDEPENDENT TAX ADVICE

     You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

7.   WITHHOLDING

     7.1 You are ultimately responsible for all taxes owned in connection with this Award, including federal, state, local, FICA or foreign taxes of any kind required by law, regardless of any action the Company or any Affiliate taxes with respect to any tax withholding obligations that arise in connection with this Award.

     7.2 Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including FICA or any other social tax obligation (the "Tax Withholding Obligation"), as a condition to the settlement of your Vested Units, you agree to make arrangements satisfactory to the Company for the payment of any Tax Withholding Obligation that arises either upon receipt of the Shares or as the Unvested Units become Vested Units.

     7.3 YOUR ACCEPTANCE OF THIS AWARD CONSTITUTES YOUR INSTRUCTION AND AUTHORIZATION TO THE COMPANY AND ANY BROKERAGE FIRM DETERMINED ACCEPTABLE TO THE COMPANY FOR SUCH PURPOSE TO SELL ON YOUR BEHALF A WHOLE NUMBER OF SHARES FROM THOSE SHARES ISSUABLE TO YOU IN PAYMENT OF VESTED UNITS AS THE COMPANY DETERMINES TO BE APPROPRIATE TO GENERATE CASH PROCEEDS SUFFICIENT TO SATISFY THE TAX WITHHOLDING OBLIGATION. Such Shares will be sold on the day the Tax Withholding Obligation arises (e.g., a Vesting Date) or as soon thereafter as practicable. You will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Withholding Obligation, the Company agrees to pay such excess in cash to you through payroll as soon as practicable. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Withholding Obligation. Accordingly, you agree to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

     You acknowledge that this Section 7.3 is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c), and that you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

     7.4 The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to you, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

8.   GENERAL PROVISIONS

     8.1 ASSIGNMENT. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company's Board.

     8.2 NO WAIVER. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

     8.3 UNDERTAKING. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.

     8.4 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

     8.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

     8.6 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or an Affiliate, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

     8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

     8.8 GOVERNING LAW. This Agreement will be construed and administered in accordance with and governed by the laws of the State of Delaware.